UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2017
Date of Report
(Date of earliest event reported)

The RMR Group Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	8742	47-4122583
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA, 02458-1634
(Address of principal executive offices, including zip code)

(617) 796-8230
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the term “the Company” refers to The RMR Group Inc.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on March 29, 2017, the Company’s shareholders voted upon the following proposals described in the Company’s proxy statement for the meeting, which was filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2017: (1) to elect five Directors and (2) to ratify the appointment of Ernst & Young LLP as independent auditors to serve for the 2017 fiscal year.

All nominated Directors were elected and the proposal to ratify the appointment of Ernst & Young LLP as independent auditors to serve for the 2017 fiscal year was approved. The final tabulation of votes cast at the meeting is set forth below.

Item 1: Election of Directors.

Nominee	Votes For	Withhold	Broker Non-Votes
Ann Logan	170,803,308	1,197,377	1,723,591
Rosen Plevneliev	170,844,370	1,156,315	1,723,591
Adam D. Portnoy	169,787,250	2,213,435	1,723,591
Barry M. Portnoy	169,651,150	2,349,535	1,723,591
Walter C. Watkins, Jr.	170,688,036	1,312,649	1,723,591

Item 2: Ratification of the appointment of Ernst & Young LLP as independent auditors to serve for the 2017 fiscal year.

173,552,955 votes for
67,485 votes against
103,836 abstentions
There were no broker non-votes for this item.

The results reported above are final voting results.

Item 8.01.  Other Events.

Audit Committee, Compensation Committee and Nominating and Governance Committee Composition

On March 29, 2017, following the annual meeting of shareholders, the Company’s Board of Directors (the “Board”) appointed Mr. Plevneliev to its Audit, Compensation and Nominating and Governance Committees and as Chair of its Nominating and Governance Committee. He was also appointed to the Equity Plan Committee, which is a subcommittee of the Compensation Committee. That same day, the Board also appointed Mr. Walter Watkins, Jr. as Chair of its Compensation Committee, and Ms. Ann Logan was reappointed as Chair of its Audit Committee.

Director Compensation and Related Matters

On March 29, 2017, the Company updated its Director compensation arrangements.  A summary of the Company’s currently effective Director compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Consistent with the Company’s Director compensation arrangements, on March 29, 2017, the Company granted each of the Company’s Directors awards of 2,500 shares of the Company’s Class A common stock, valued at $48.20 per share, the closing price of the Class A common stock on Nasdaq that day. That same day, the Company purchased 375 shares from Mr. Plevneliev at the same closing price in satisfaction of tax withholding and payment obligations in connection with the vesting of his share award.

In connection with Mr. Plevneliev’s election as a Director, the Company entered into its standard form of Director and officer indemnification agreement with him. The Company previously filed that form of agreement with the SEC as Exhibit 10.19 to the Registration Statement on Form S-1 (File No. 333-207423) filed by the Company with the SEC on October 14, 2015, and that form of agreement is incorporated herein by reference.

Issuance of Additional Class A Membership Units of The RMR Group LLC

In connection with the grants and purchase of shares of the Company’s Class A common stock, the Company’s subsidiary, The RMR Group LLC, concurrently issued a net amount of 12,125 of its Class A membership units to the Company, consistent with the terms of the Amended and Restated Operating Agreement of The RMR Group LLC previously filed with the SEC.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

10.1                        Summary of Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RMR GROUP INC.

Date: March 31, 2017	By:	/s/ Matthew P. Jordan
Matthew P. Jordan
Chief Financial Officer and Treasurer